EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in this Registration Statement of ARIAD Pharmaceuticals, Inc. on Form S-8 of our report dated January 18, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in accounting principle relating to start-up activities), appearing in the Annual Report on Form 10-K of ARIAD Pharmaceuticals, Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 14, 2002